Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 30, 2014 relating to the consolidated financial statements of VG Life Sciences, Inc. for the years ended December 31, 2013 and 2012 included in Form 10, General Form for Registration of Securities.

/s/ KWCO, PC

KWCO, PC

Odessa, Texas

June 20, 2014